UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/19/2008

EnteroMedics Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33818

Delaware	48-1293684
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2800 Patton Road
St. Paul, MN 55113
(Address of principal executive offices, including zip code)

651-634-3003
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On June 19, 2008, EnteroMedics Inc. issued a press release to announce twelve month clinical results for its VBLOC-RF2 feasibility study for obesity therapy, initial clinical experience with its VBLOC-RC proof of concept study and an update of enrollment status in its EMPOWER clinical study. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and in the accompanying exhibit shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Current Report on Form 8-K and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by EnteroMedics Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1    Press release, dated June 19, 2008, entitled "EnteroMedics' Data from VBLOC-RF2 Feasibility Study and VBLOC-RC Study Presented Today at the American Society of Metabolic and Bariatric Surgery Meeting."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnteroMedics Inc.

Date: June 19, 2008	By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated June 19, 2008